EXHIBIT 19.2
                                                                    Page 1 of 3
                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: September 1995
Distribution Date: October 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------

Principal Deposits in Collection Account
----------------------------------------
  Scheduled Principal Payments                  $      23,829,848.45
  Prepayments in Full                                  14,986,115.70
  Warranty and Administrative Repurchases                       0.00
  Liquid. Proceeds, Recov. & Released Payaheads           426,950.21
                                                  ------------------
    Available Principal Amount                  $      39,242,914.36
  Realized Losses                                         117,187.00
                                                  ------------------
  Monthly Principal Distributable Amount        $      39,360,101.36


Interest Deposits in Collection Account
---------------------------------------
  Available Interest Amount                     $       9,182,791.35


Servicing Fee
-------------
  Class A Servicing Fee                         $         857,389.94
  Class B Servicing Fee                                    59,604.65
  Servicing Fee Carryforward Amount                             0.00
                                                  ------------------
    Total Servicing Fee                         $         916,994.59
  Available Subordination Amount                       11,400,863.43
  Servicing Fee Shortfall Amount                                0.00
  Reimbursable Advances                                    31,290.07
  Available Int. Amount for Certificateholders          8,234,506.69


Schedule of Distributions to Certificateholders
-----------------------------------------------
Class A
-------
  Class A Interest Distributable Amount         $       5,058,600.64
    Plus: Class A Int. Carryover Shortfall                      0.00
    Less: Class A Available Interest Amount             7,699,263.76
                                                  ------------------
  Class A Interest Draw Amount                  $               0.00
    Less: Available Subordination Amount               14,576,769.48
                                                  ------------------
  Class A Interest Shortfall Amount             $               0.00
  Remaining Class A Available Interest Amount           2,640,663.11


  Interest Distribution to Class A              $       5,058,600.64


  Class A Principal Distributable Amount        $      36,801,694.77
    Plus: Class A Prin. Carryover Shortfall                     0.00
    Less: Class A Available Principal Amount    $      36,692,124.93
                                                  ------------------
  Class A Principal Draw Amount                 $         109,569.85
    Less: Available Subordination Amount               14,576,769.48
                                                  ------------------
  Class A Principal Shortfall Amount            $               0.00


  Principal Distribution to Class A             $      36,801,694.77

                                                                  Page 2 of 3
                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates

                            MONTHLY SERVICING REPORT
                            ------------------------

Collection Period: September 1995
Distribution Date: October 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------

Class B
-------
  Class B Interest Distributable Amount         $       3,175,906.05
    Plus: Class B Int. Carryover Shortfall                      0.00
    Less: Class B Available Interest Amount             3,175,906.05
    Plus: Class B Interest Draws                                0.00
                                                  ------------------
  Class B Interest Shortfall Amount             $               0.00


  Interest Distributions to Class B             $       3,175,906.05


  Class B Principal Distributable Amount        $       2,558,406.59
    Plus: Class B Prin. Carryover Shortfall                27,430.14
    Less: Class B Available Principal Amount            2,550,789.43
    Plus: Class B Principal Draws                         109,569.85
                                                  ------------------
  Class B Principal Shortfall Amount            $         144,617.14


  Principal Distributions to Class B            $       2,441,219.59


Principal Balances
------------------
  Class A Beginning Principal Balance           $   1,028,867,927.20
  Less: Reductions to Class A Prin. Balance            36,801,694.77
                                                  ------------------
  Class A Ending Principal Balance              $     992,066,232.43


  Class B Beginning Principal Balance           $      71,525,577.82
  Less: Reductions to Class B Prin. Balance             2,558,406.59
                                                  ------------------
  Class B Ending Principal Balance              $      68,967,171.23


  Beginning Pool Principal Balance              $   1,100,393,505.02    98,615
  Less: Reductions in Pool Prin. Balance               39,360,101.36
                                                  ------------------
  Ending Pool Principal Balance                 $   1,061,033,403.66    97,083

Calculation of Pool Factor
--------------------------
  Class A Pool Factor (End Class A Prin.                   0.8991734
  Bal. divided by Init. Class A Prin. Balance to 7 decimal places)

Calculation of Subordinated Spread Account
------------------------------------------
  Lesser of:
   A. Specified Subord. Spread Acct. Balance    $       8,850,074.00
      and
   B. Balance on Previous Payment Date          $       8,850,074.00
      Plus: Interest Distrib. to Class B                3,175,906.05
      Plus: Principal Distrib. to Class B               2,441,219.59
      Less: Withdrawals from Sub. Spread Account                0.00
                                                  ------------------
      Adjusted Subordinated Spread Account      $      14,467,199.64

  Remaining Subordinated Spread Account         $       8,850,074.00
  (lesser of A or B)

                                                                 Page 3 of 3
                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates

                            MONTHLY SERVICING REPORT
                            ------------------------

Collection Period: September 1995
Distribution Date: October 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------

Calc. of Specified Subord. Spread Acct. Ratios
----------------------------------------------
  Annualized Average Losses/Pool Balance                      0.065%
  Average Delinquent & Repo Inventory Contracts/              0.125%
  Outstanding Contracts


Advances
--------
  Advances at Beginning of the Month            $       5,475,334.17
  Plus: Net Change in Advances                          1,503,772.98
                                                  ------------------
  Advances at End of the Month                  $       6,979,107.15


Payaheads
---------
  Payaheads at Beginning of the Month           $       7,173,710.07
  Plus: Net Change in Payaheads                          -234,831.55
                                                  ------------------
  Payaheads at End of the Month                 $       6,938,878.52


Delinquency Amounts Excluding Repo Inventory
--------------------------------------------
  31 - 60 Days                                  $      11,533,110.23     1,064
  61 - 90 Days                                            879,106.48        79
  91 - 120 Days                                            75,597.90         8
  Over 120 Days                                            15,110.72         1
                                                  ------------------  --------
                                                $      12,502,925.33     1,152

Repo Inventory                                                             118